                                                                      Exhibit 15



Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated May 2, 1995 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation which is included in its Form 10-Q for the quarter ended March 31, 1995:


     Registration Statement
     ----------------------
     Form   Number                       Purpose
     ----   ------                       -------

     S-8    2-79114    Pertaining to Aon's stock option plan
     S-8    2-82791    Pertaining to Aon's stock option plan
     S-8    33-27984   Pertaining to Aon's savings plan
     S-8    33-42575   Pertaining to Aon's stock award plan and stock option plan
     S-8    33-59037   Pertaining to Aon's stock award plan and stock option plan
     S-3    33-57562   Registration of Aon's 8% cumulative perpetual preferred
                         stock and 6 1/4% cumulative convertible exchangeable
                         preferred stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                         ERNST & YOUNG LLP



Chicago, Illinois
May 2, 1995

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